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                                                                    EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We have issued our reports dated March 15, 2006, accompanying the consolidated financial statements and management's assessment of the effectiveness of internal control over financial reporting included in the Annual Report of Hanover Capital Mortgage Holdings, Inc. on Form 10-K for the year ended December 31, 2005. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Hanover Capital Mortgage Holdings, Inc. on Form S-3 (File No. 333-112914, effective February 18, 2004) and on Forms S-8 (File No. 333-84290, effective March 14, 2002 and File No. 333-99483, effective September 13, 2002).


/S/GRANT THORNTON LLP

New York, New York
March 15, 2006